EXHIBIT 99.3

                               LETTER WAIVER
                        RECEIVABLES SECURITIZATION


                       Dated as of September 29, 2000


To the Agent, the Co-Agent and
the Investors party to the Receivables
Purchase Agreement referred to below;

To the Banks parties to the Parallel Purchase Commitment referred to below and to The Bank of Nova Scotia, as Agent for the Banks

Ladies and Gentlemen:

     We refer to (i) the Receivables Purchase Agreement dated as of September 30, 1998 (as amended or otherwise modified, the "Receivables Purchase Agreement"), among Warnaco Operations Corporation, as Seller, Gregory Street, Inc., as Servicer, Liberty Street Funding Corp. and Corporate Asset Funding Company, Inc. as the Investors, The Bank of Nova Scotia, as Agent (in such capacity, the "RPA Agent"), and Citicorp North America, Inc., as the Co-Agent; and (ii) the Parallel Purchase Commitment dated as of September 30, 1998 (as amended or otherwise modified, the "Parallel Purchase Commitment"), among Warnaco Operations Corporation, as the Seller, the Banks from time to time party thereto, Gregory Street, Inc., as the Initial Servicer and The Bank of Nova Scotia, as the Agent (in such capacity, the "PPC Agent"). Capitalized terms not otherwise defined in this Letter Waiver have the same meanings as specified in the Receivables Purchase Agreement.

     We hereby request that you waive, solely for the period commencing on September 30, 2000 through October 6, 2000 (the "Waiver Termination Date"), any Downgrade Event or Termination Event which would otherwise occur as a result of any lowering or withdrawal of the long-term public senior debt rating of Warnaco, Inc. by Standard & Poor's and/or Moody's ("Downgrade Event"), including, but not limited to, for purposes of the calculation of the Dilution Reserve and the right to declare the Facility Termination Date to have occurred under the Receivables Purchase Agreement and/or the Commitment Termination Date to have occurred under the Parallel Purchase Commitment. In addition, we request that you waive for the same period any Termination Event which could otherwise occur under clause (l) and (m), (to the extent it incorporates subsection a) of the definition of Material Adverse Effect) of the definition of Termination Event as a result of any Downgrade Event.

     This Letter Waiver and the agreements contained herein shall become effective as of the date first written above when, and only when, on or before September 30, 2000: (i) with respect to the Receivables Purchase Agreement, the RPA Agent shall have received counterparts of this Letter Waiver executed by us, the Investors and the RPA Agent and the Co-Agent thereunder, and the fee referred to in the preceding paragraph; and (ii) with respect to the Parallel Purchase Commit-ment, the PPC Agent shall have received counterparts of this Letter Waiver executed by us and the Required Banks (as defined thereunder), or as to any of the Banks, advice satisfactory to the PPC Agent that such Bank has executed this Letter Waiver, and the fee referred to in the preceding paragraph.

     The Receivables Purchase Agreement, the Parallel Purchase Commitment and each other Transaction Document, except to the extent of the waivers specifi-cally provided above, are and shall continue to be in full force and effect and are hereby in all such respects ratified and confirmed. The execution and delivery of this Letter Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Investor, any Bank or any agent under any Transaction Document nor constitute a waiver of any provision of any of the Transaction Documents.

     On the Waiver Termination Date, without any further action, all of the terms and provisions set forth in the Receivables Purchase Agreement and the Parallel Purchase Commitment shall have the same force and effect as if this Letter Waiver had not been entered into by the parties hereto, and the Investors, Banks and agents shall have all of the rights and remedies afforded to them under the Transaction Documents as though no waiver had been granted by them hereunder.

     If you agree to the terms of this Letter Waiver, please evidence such agreement by executing and returning at least two counterparts of this Letter Waiver to Mayer, Brown & Platt.

     This Letter Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Waiver by telecopier shall be effective as delivery of a manually executed counterpart of this Letter Waiver.



     This Letter Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.


                                    Very truly yours,

                                    WARNACO OPERATIONS
                                      CORPORATION, as Seller


                                    By: /s/   Carl J. Deddens
                                        ---------------------------------
                                        Name: Carl J. Deddens
                                        Title:


                                    GREGORY STREET, INC., as Servicer


                                    By: /s/   Carl J. Deddens
                                        ---------------------------------
                                        Name: Carl J. Deddens
                                        Title:


Agreed as of the date first above written:

THE BANK OF NOVA SCOTIA, as
  Agent under the Receivables Purchase
  Agreement, and as Agent and a Bank
  under the Parallel Purchase Commitment

By: /s/
    ---------------------------------------
    Name:
    Title:


CITICORP NORTH AMERICA, INC., as
  Co-Agent under the Receivables Purchase
  Agreement, and as a Bank under the
  Parallel Purchase Commitment

By: /s/
    ---------------------------------------
    Name:
    Title:


LIBERTY STREET FUNDING CORP.,
   as an Investor under the Receivables
   Purchase Agreement

By: /s/
    ---------------------------------------
    Name:
    Title:


CORPORATE ASSET FUNDING
   COMPANY, INC., as an Investor
   under the Receivables Purchase
   Agreement

By: /s/
    ---------------------------------------
    Name:
    Title: